SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2013

  iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
000-51598		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     On December 20, 2013, iRobot Corporation (the “Company”) entered into an amended and restated credit agreement (the “A&R Credit Agreement”) with Bank of America, N.A. (the “Lender”). The A&R Credit Agreement amends and restates the Company’s current credit agreement with the Lender and provides for a $75 million unsecured revolving line of credit (the “Loan”), which shall be available to fund working capital and other corporate purposes. The interest on loans under the A&R Credit Agreement will accrue, at the Company’s election, at either (1) LIBOR plus a margin, currently equal to 1.0%, based on the Company’s ratio of indebtedness to Adjusted EBITDA (the “Eurodollar Rate”), or (2) the Lender’s base rate. The Lender’s base rate is equal to the highest of (1) the federal funds rate plus 0.5%, (2) the Lender’s prime rate and (3) the Eurodollar Rate plus 1.0%. The A&R Credit Agreement will terminate and all amounts outstanding thereunder will be due and payable in full on December 20, 2018.

         On December 20, 2013, the Company also entered into an amended and restated reimbursement agreement with the Lender (the “A&R Reimbursement Agreement”), pursuant to which the Company amended and restated its current revolving letter of credit facility with the Lender. The amended and restated credit facility (the “L/C Facility”) will be available to fund letters of credit on behalf of the Company up to an aggregate outstanding amount of $5 million. The Company will pay the Lender a fee on outstanding letters of credit issued under the L/C Facility of up to 1.5% per annum of the outstanding letters of credit. The maturity date for letters of credit issued under the L/C Facility will be December 20, 2018.

The A&R Credit Agreement and the A&R Reimbursement Agreement each contain customary terms and conditions for such credit facilities, including restrictions on the Company’s ability to incur additional indebtedness, create liens, enter into transactions with affiliates, make loans or investments, sell assets, pay dividends or make distributions on, or repurchase, its stock, and consolidate or merge with other entities. In addition, the Company is required to meet certain financial covenants customary with these types of agreements, including maintaining a minimum specified ratio of indebtedness to Adjusted EBITDA and a minimum specified ratio of EBIT to interest expense. The A&R Credit Agreement and the A&R Reimbursement Agreement also contain customary events of default, including for payment defaults, breaches of representations, breaches of affirmative or negative covenants, cross defaults to other material indebtedness, bankruptcy, and failure to discharge certain judgments. If a default occurs and is not cured within any applicable cure period or is not waived, the Lender may accelerate the obligations of the Company under the A&R Credit Agreement or the A&R Reimbursement Agreement, as applicable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

December 23, 2013                    By: /s/ Glen D. Weinstein
Glen D. Weinstein
Chief Legal Officer and Secretary